Exhibit (j): Consent of Independent Public Accountants
             -----------


                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-85242 of Capital Management Mid-Cap Fund of our report dated December 17, 1999, appearing in the Annual Report for the year ended November 30, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey

March 30, 2000

                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-85242 of Capital Management Small-Cap Fund of our report dated December 17, 1999, appearing in the Annual Report for the period ended November 30, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
March 30, 2000